UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2011

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on October 7, 2011, the Board of Directors of First BanCorp. (the "Corporation") determined to elect, subject to regulatory approval, Roberto R. Herencia to serve as non-executive chairman of the Corporation’s Board of Directors. On October 24, 2011, the Corporation received the requisite regulatory approval and Mr. Herencia began serving as non-executive chairman of the Board. On October 27, 2011, Mr. Herencia was appointed to the Board’s Compensation and Benefits Committee and to the Board's Corporate Governance and Nominating Committee. Mr. Herencia was also appointed chairman of the Corporate Governance and Nominating Committee.

On October 27, 2011, the Corporation and Mr. Herencia entered into a letter agreement pursuant to which Mr. Herencia will receive an annual retainer of $400,000 for his service as chairman of the Board, including as chairman of the board of directors of the Corporation’s subsidiary bank, FirstBank Puerto Rico. In addition, Mr. Herencia is entitled to special compensation consisting of (i) $1.2 million, payable on the date upon which Mr. Herencia's appointment became effective, and (ii) if he continues to serve as chairman during the applicable periods, $500,000 on December 31, 2011, $500,000 on June 30, 2012, $600,000 on December 31, 2012, $600,000 on June 30, 2013, and $600,000 on December 31, 2013. In connection with the performance of his duties as chairman, Mr. Herencia will be entitled to reimbursement of certain expenses including costs related to office space and health insurance.

A copy of the letter agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit - Description of Exhibit

10.1 - Letter Agreement between First BanCorp. and Roberto R. Herencia

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

November 2, 2011	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement between First BanCorp. and Roberto R. Herencia